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                                                                     EXHIBIT 5.1



                              Dickinson Wright PLLC
                         500 Woodward Avenue, Suite 4000
                             Detroit, Michigan 48226
                             Phone No. 313-223-3500
                           Facsimile No. 313-223-3598


July 13, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C 20549


         Re:   Mercantile Bank Corporation
               Registration Statement on Form S-2

Ladies and Gentlemen:

         We are acting as counsel to Mercantile Bank Corporation, a Michigan corporation (the "Company"), in connection with the filing with the Securities and Exchange Commission of a Registration Statement on Form S-2 (the "Registration Statement") under the Securities Act of 1933. The Registration Statement relates to shares of the Company's common stock that the Company proposes to issue and sell (the "Common Stock") as provided for in the Registration Statement.

         In connection with this opinion, we have examined originals, or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Articles of Incorporation and the By-Laws of the Company, as well as such other corporate records, documents and other papers as we deemed necessary to examine for purposes of this opinion. We have assumed the authenticity, accuracy and completeness of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies and the genuineness of all signatures.

         Based on the foregoing, we are of the opinion that the Common Stock, when issued and sold by the Company as contemplated by the Registration Statement, will be legally issued, fully paid and non-assessable.

         Our opinion expressed above is limited to the Federal securities laws and the laws of the State of Michigan currently in effect.

         We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the prospectus included in the Registration Statement.



                                                     Very truly yours,


                                                     /s/ Dickinson Wright PLLC